UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021

CODEX DNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40497	45-1216839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9535 Waples Street, Suite 100
San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 228-4115
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DNAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

As previously disclosed, on November 9, 2021, Codex DNA, Inc. (the “Company” or “Codex”)
entered into a Share Purchase Agreement (the “Purchase Agreement”), with the stockholders of EtonBio Inc., a California corporation (“Eton”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Codex agreed to purchase all of the outstanding shares of capital stock of Eton. The closing of the Purchase Agreement, which was subject to customary closing conditions, including, among others, the repayment of certain debt owed by Eton and the execution of certain agreements for the lease of real property by Eton, occurred on November 18, 2021.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODEX DNA, INC.

Date: November 22, 2021	By: /s/ Jennifer McNealey
Name: Jennifer McNealey
Title: Chief Financial Officer